CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this annual report on Form 11-K of our report dated July 2, 1996, on our audit of the financial statements and financial statement schedules of the Fahnestock
& Co.,Inc. 401(k) Plan.


/S/COOPERS&LYBRAND LLP

New York, New York
September 19, 1996